EXHIBIT 99.1

Main Street Capital Announces First Quarter 2008 Financial Results

Provides Third Quarter 2008 Dividend Guidance of $0.35 to $0.36 Per Share

HOUSTON, May 12, 2008 (PRIME NEWSWIRE) -- Main Street Capital Corporation (Nasdaq:MAIN) ("Main Street") announced today its financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Highlights

* Total investment income of $4.0 million, representing a 67% increase over prior year

* Net investment income of $2.5 million (or $0.28 per share), representing a 114% increase over prior year

* Net realized income of $3.1 million (or $0.35 per share), representing a 63% increase over prior year

* Net Asset Value of $115.3 million (or $12.87 per share) at March 31, 2008

* Net increase in net assets from operations of $3.2 million (or $0.36 per share), representing an 80% increase over prior year

* Paid quarterly dividend of $0.34 per share

* Closed three investments totaling $16.9 million of invested capital

* Realized gain of $0.6 million on an exited investment, or $0.07 per share

First Quarter 2008 Operating Results

Total investment income increased 67% to $4.0 million in the first quarter of 2008 compared with $2.4 million in the corresponding period of 2007. This comparable period increase was principally attributable to (i) greater interest income on higher average levels of portfolio debt investments, (ii) interest income earned on the remaining net proceeds from the October 2007 initial public offering (the "IPO"), (iii) greater fee income recognized from portfolio activity, and (iv) greater dividend income from portfolio equity investments.

Net investment income increased 114% to $2.5 million, or $0.28 per common share, in the first quarter of 2008 compared with $1.2 million in the corresponding period of 2007. This comparable period increase was principally attributable to higher levels of total investment income, partially offset by increased operating expenses.

Total operating expenses increased $0.3 million, or 23%, in the first quarter of 2008 compared with the corresponding period in 2007 due to higher levels of general and administrative expenses associated with operating as a publicly traded entity and greater interest expense. The increase in general and administrative expenses during the first quarter of 2008 included accounting and legal expenses related to its fiscal 2007 regulatory filings, as well as higher compensation-related expenses principally due to the hiring of several administrative and transaction personnel subsequent to Main Street's IPO.

Net realized income increased 63% to $3.1 million, or $0.35 per common share, in the first quarter of 2008 compared with $1.9 million in the corresponding period of 2007. This comparable period increase was principally attributable to a higher level of net investment income.

The net increase in net assets increased 80% to $3.2 million, or $0.36 per common share, in the first quarter of 2008 compared with $1.8 million in the corresponding period of 2007. The $0.3 million net change in unrealized appreciation from investments during the first quarter of 2008 was attributable to (i) a reduction for the accounting reclassification of approximately $0.6 million in previously recognized unrealized appreciation into realized gains during the quarter, (ii) $3.8 million in unrealized appreciation recognized on seven portfolio investments, partially offset by $3.4 million in unrealized depreciation recognized on four portfolio investments, (iii) $0.7 million in unrealized appreciation adjustments to the fair value of portfolio debt investments based upon the adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, and (iv) $0.2 million in unrealized depreciation attributable to Main Street's investment in its affiliated investment manager. During the first quarter of 2008, Main Street also recognized $0.3 million of income tax expense principally related to deferred taxes on the net change in unrealized appreciation for portfolio investments held by Main Street's wholly owned taxable subsidiary.

Liquidity and Capital Resources

As of March 31, 2008, Main Street had approximately $74 million of total cash and cash equivalents. The cash and cash equivalents at March 31, 2008 include $25 million of cash proceeds from borrowings under Main Street's U.S. Treasury-based line of credit facility (the "Treasury Line of Credit"). Consistent with prior estimates, Main Street continues to project that it will be able to fund its investment activities through 2008 without requiring new capital. However, this projection will be impacted by, among other things, the pace of investment originations and investment redemptions, the level of cash flow from operations and cash flow from realized gains, and the level of dividends paid in cash.

As of March 31, 2008, Main Street had $55 million of SBIC debenture leverage outstanding. The SBIC debenture leverage bears an annual weighted average interest rate of 5.8%, payable semiannually, and matures ten years from original issuance. As of March 31, 2008, Main Street had a debt to equity ratio of 0.48 to 1.0 excluding borrowings under the Treasury Line of Credit (or 0.69 to 1.0 including borrowings under the Treasury Line of Credit).

Key Portfolio Statistics (all as of March 31, 2008)(see Note 1)

Main Street had debt and equity investments in 29 portfolio companies with the average portfolio investment at cost equaling less than 4% of total portfolio investments and less than 3% of total assets.

Approximately 87% of Main Street's portfolio investments at cost were in the form of secured debt investments, and approximately 95% of Main Street's debt investments were secured by first priority liens on the assets of portfolio companies. The annual weighted average effective yield on the Main Street debt investments held at March 31, 2008 was 14.1%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status. Approximately 85% of Main Street's debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our portfolio companies, which we have not independently verified, our portfolio companies had a weighted average net debt (interest-bearing debt less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 3.0 to 1.0 and a total EBITDA to interest expense ratio of approximately 2.4 to 1.0.(see Note 2) Excluding all debt that was junior in priority to Main Street's debt position, these ratios were approximately 2.6 to 1.0 and 3.0 to 1.0, respectively.(see Note 2)

Main Street had equity ownership in approximately 86% of its portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 25%.

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's portfolio was 2.1. At March 31, 2008, Main Street had two investments on non-accrual status representing 2.4% of its total investment portfolio fair value.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of key portfolio statistics as of March 31, 2008 and December 31, 2007.

Portfolio Activity During the First Quarter of 2008

In January 2008, Main Street closed a $3.1 million follow-on debt investment in Technical Innovations, LLC, a designer and manufacturer of manual, semiautomatic, pneumatic and computer controlled machines and tools used primarily by medical device manufacturers to place access holes in catheters.

In January 2008, Main Street closed a $0.8 million equity investment in Uvalco Supply, LLC, a leading provider of farm and ranch supplies to ranch owners and farmers, as well as a leading provider of design, fabrication and erection services for metal buildings throughout South Texas.

In February 2008, Main Street closed a $13.0 million "one-stop" debt and equity investment in NAPCO Precast, LLC, a leading designer, manufacturer and installer of precast and prestressed concrete products serving the commercial, industrial and high density multi-family segments of the construction industry.

In March 2008, Main Street realized a $0.6 million, or $0.07 per share, gain from fully exiting its equity warrant investment in portfolio company KBK Industries, LLC.

Portfolio Activity Subsequent to the First Quarter of 2008

In April 2008, Main Street closed a $13.7 million "one-stop" debt and equity investment in OMi Holdings, Inc., a designer, manufacturer and installer of overhead material handling equipment for industrial and commercial uses.

In April 2008, Main Street received full repayment of its remaining debt investment in East Teak Hardwoods, Inc. ("East Teak"). Main Street realized a cash internal rate of return on its $4.2 million debt investment in East Teak of approximately 24%. Main Street continues to maintain its original equity investment in East Teak.

Forward Dividend Guidance / Dividend Activity

In February 2008, Main Street declared its second quarterly dividend of $0.34 per share, which was paid on March 21, 2008 to stockholders of record on February 15, 2008. This quarterly dividend represented a 3.0% sequential increase from the initial quarterly dividend declared in November 2007.

In May 2008, Main Street declared its third quarterly dividend of $0.35 per share, which will be paid on June 12, 2008 to stockholders of record on May 12, 2008. This quarterly dividend represents a 2.9% sequential increase from the prior quarterly dividend declared in February 2008.

Main Street anticipates declaring its fourth quarterly dividend during the third quarter of 2008 and currently estimates that this dividend will be in the $0.35 to $0.36 range. This projected dividend range is based upon Main Street's current estimate of taxable income and anticipated portfolio activity.

First Quarter 2008 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Tuesday, May 13, 2008 at 10:00 a.m. Eastern Time to discuss the first quarter 2008 financial results.

Dialing (303) 262-2075 or (800) 366-7417 and requesting the Main Street Capital conference call at least 10 minutes prior to the start time can access the conference call. The conference call can also be accessed via a webcast by logging into the investor relations section of the Main Street web site at www.mainstcapital.com.

A telephonic replay of the conference call will be available through May 20, 2008 and may be accessed by dialing (303) 590-3000 and using the passcode 11113439#. An audio archive will also be available on the investor relations section of the Main Street web site at www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-Q to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's First Quarter 2008 Investor Presentation to be posted on the investor relations section of the Company's website (www.mainstcapital.com).

Note 1: All key portfolio statistics are calculated exclusive of Main Street's portfolio investment in Main Street Capital Partners, LLC, the wholly owned investment manager.

Note 2: For purposes of calculating these ratios, one portfolio company with significant cash in excess of its outstanding debt and one development-stage portfolio company with a net debt to EBITDA ratio that exceeds 15.0 to 1.0 have both been excluded.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies. Main Street's investments are generally made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one stop" financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to: our estimate regarding the ability to fund investment activities during 2008 without raising additional capital and our estimate of the range for the next quarterly dividend. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Special Note Regarding Forward-Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov). We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

                    MAIN STREET CAPITAL CORPORATION
                 Consolidated Statements of Operations
                              (Unaudited)
                                                Three Months Ended
                                                     March 31,
                                            --------------------------
                                                2008           2007
                                            -----------    -----------
 INVESTMENT INCOME:
 Interest, fee and dividend income:
    Control investments                     $ 1,906,902    $ 1,123,953
    Affiliate investments                     1,064,961        931,165
    Non-Control/Non-Affiliate investments       433,367        198,350
                                            -----------    -----------
 Total interest, fee and dividend income      3,405,230      2,253,468
 Interest from idle funds and other             622,136        159,109
                                            -----------    -----------

     Total investment income                  4,027,366      2,412,577

 EXPENSES:
  Management fees to affiliate                       --       (499,979)
  Interest                                     (844,407)      (706,654)
  General and administrative                   (678,897)       (35,765)
                                            -----------    -----------

     Total expenses                          (1,523,304)    (1,242,398)
                                            -----------    -----------

 NET INVESTMENT INCOME                        2,504,062      1,170,179

 NET REALIZED GAIN (LOSS) FROM INVESTMENTS:
    Control investments                              --        611,250
    Affiliate investments                       611,250        406,179
    Non-Control/Non-Affiliate investments            --       (270,538)
                                            -----------    -----------
     Total net realized gain from
      investments                               611,250        746,891
                                            -----------    -----------

 NET REALIZED INCOME                          3,115,312      1,917,070

 NET CHANGE IN UNREALIZED APPRECIATION
  (DEPRECIATION) FROM INVESTMENTS:
    Control investments                       1,071,109       (661,250)
    Affiliate investments                      (497,368)       213,821
    Non-Control/Non-Affiliate investments            --        309,833
    Investment in affiliated Investment
     Manager                                   (229,729)            --
      Total net change in unrealized
       appreciation (depreciation) from     -----------    -----------
       investments                              344,012       (137,596)
                                            -----------    -----------

 Income taxes                                  (256,688)            --
                                            -----------    -----------
 NET INCREASE IN NET ASSETS RESULTING
  FROM OPERATIONS                           $ 3,202,636    $ 1,779,474
                                            ===========    ===========
 NET INVESTMENT INCOME PER COMMON SHARE
  -BASIC AND DILUTED                        $      0.28    $      0.14
                                            ===========    ===========
 NET REALIZED INCOME PER COMMON SHARE
  -BASIC AND DILUTED                        $      0.35    $      0.22
                                            ===========    ===========
 DIVIDENDS/DISTRIBUTIONS PER SHARE          $      0.34    $      0.42
                                            ===========    ===========
 NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS PER
  COMMON SHARE-BASIC AND DILUTED            $      0.36    $      0.21
                                            ===========    ===========
 WEIGHTED AVERAGE SHARES OF
  COMMON STOCK OUTSTANDING-
  BASIC AND DILUTED                           8,959,718      8,526,726
                                            ===========    ===========

                    MAIN STREET CAPITAL CORPORATION
                      Consolidated Balance Sheets
                              (Unaudited)
                                             March 31,     December 31,
                                               2008           2007
                                           ------------   ------------
 ASSETS

 Investments at fair value:
  Control investments (cost: $55,000,187
   and $43,053,372 as of March 31, 2008
   and December 31, 2007, respectively)    $ 61,063,818   $ 48,108,197
  Affiliate investments (cost: $33,891,189
   and $33,037,053 as of March 31, 2008 and
   December 31, 2007, respectively)          36,595,287     36,176,216
  Non-Control/Non-Affiliate investments
   (cost: $7,034,396 and $3,381,001 as of
   March 31, 2008 and December 31, 2007,
   respectively)                              7,394,396      3,741,001
  Investment in affiliated Investment
   Manager (cost: $18,000,000 as of March
   31, 2008 and December 31, 2007)           17,395,271     17,625,000
                                           ------------   ------------
    Total investments (cost: $113,925,772
     and $97,471,426 as of March 31, 2008
     and December 31, 2007, respectively)   122,448,772    105,650,414

 Idle funds investments                              --     24,063,261
 Cash and cash equivalents                   73,954,307     41,889,324
 Other assets                                 1,045,472      1,574,888
 Deferred financing costs (net of
  accumulated amortization of $577,892 and
  $529,952 as of March 31, 2008 and December
  31, 2007, respectively)                     1,638,590      1,670,135
                                           ------------   ------------
    Total  assets                          $199,087,141   $174,848,022
                                           ============   ============
 LIABILITIES

 SBIC debentures                           $ 55,000,000   $ 55,000,000
 Line of credit                              25,000,000             --
 Deferred tax liability                       3,151,223      3,025,672
 Interest payable                               312,072      1,062,672
 Accounts payable and other liabilities         318,306        610,470
                                           ------------   ------------

    Total  liabilities                       83,781,601     59,698,814
 Commitments and contingencies

 NET ASSETS

 Common stock, $0.01 par value per share
  (150,000,000 shares authorized and
  8,959,718 shares issued and outstanding
  as of March 31, 2008 and December 31,
  2007)                                          89,597         89,597
  Additional paid in capital                104,076,033    104,076,033
  Undistributed net realized income           6,136,139      6,067,131
  Net unrealized appreciation from
   investments, net of income taxes           5,003,771      4,916,447
                                           ------------   ------------
     Total net assets                       115,305,540    115,149,208
                                           ------------   ------------
     Total liabilities and net assets      $199,087,141   $174,848,022
                                           ============   ============
 Net asset value per share                 $      12.87   $      12.85
                                           ============   ============

                    Main Street Capital Corporation
                       Key Portfolio Statistics
                               (Unaudited)
                                               As of         As of
                                              March 31,    December 31,
                                                2008          2007
                                             ----------    ----------
 Number of portfolio companies                   29            27

 DEBT PORTFOLIO STATISTICS:

 % of total portfolio as secured                 87%           88%
  debt (at cost)

 % of debt portfolio as first lien               95%           93%
  debt (at cost)

 Weighted average effective yield (1)           14.1%         14.3%

 PORTFOLIO COMPANY CREDIT STATISTICS:

 Total net debt to EBITDA (2)                3.0 to 1.0    3.1 to 1.0

 Total EBITDA to interest expense (2)        2.4 to 1.0    2.4 to 1.0

 Net debt to EBITDA - excluding
  debt junior to Main Street (2)             2.6 to 1.0    2.5 to 1.0

 EBITDA to interest expense -
  excluding debt junior to Main Street (2)   3.0 to 1.0    2.7 to 1.0

 EQUITY PORTFOLIO STATISTICS:

 % of portfolio with equity ownership            86%           85%

 Average equity ownership (fully diluted)        25%           24%

 PORTFOLIO QUALITY:

 Weighted average investment ranking (3)         2.1           2.2

 % on non-accrual status (at fair value)        2.4%          3.1%

 Notes:
 ------
 (1) Weighted average effective yield is calculated based upon debt investments, excluding debt investments on non-accrual status, on the indicated date and includes amortization of deferred debt fees and accretion of original issue discount.
 (2) The portfolio company credit statistics are presented based upon the total net debt (interest-bearing debt less cash and cash equivalents) and related total interest expense of the portfolio companies, as well as exclusive of the net debt and interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment. In addition, these statistics exclude one portfolio company with significant cash in excess of its outstanding debt and one development-stage
     portfolio company with a net debt to EBITDA ratio that exceeds
     15.0 to 1.0.
 (3) Represents the dollar weighted average investment ranking based upon Main Street's internal ranking system, with "1" being the highest rated and "5" being the lowest rated.

CONTACT: Main Street Capital Corporation
         Todd A. Reppert, President and CFO
         713-350-6000
         treppert@mainstcapital.com

         Dennard Rupp Gray and Easterly, LLC
         Ken Dennard, ksdennard@drg-e.com
           713-529-6600
         Augustine Okwu, gokwu@drg-e.com
           404-532-0086